SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.  20549



                                           Form T-1

                          STATEMENT OF ELIGIBILITY AND QUALIFICATION
                         UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                           CORPORATION DESIGNATED TO ACT AS TRUSTEE


                            Wachovia Bank of North Carolina, N.A.
                     (Exact name of trustee as specified in its charter)


(State of incorporation                                  56-0927594
if not a national bank)                               (I.R.S. employer
                                                      identification No.)

             301 N. Main St.,                                27102
       Winston-Salem, North Carolina                       (Zip Code)
      (address of trustee's principal
            executive offices)


                                    Cone Mills Corporation
                     (Exact name of obligor as specified in its charter)

              North Carolina                                  56-0367025
      (State or other jurisdiction of                      (I.R.S. employer
      incorporation or organization)                      identification No.)

            1201 Market Street
               Greensboro,
              North Carolina                                      27405
 (Address of principal executive offices)                      (Zip Code)

                                       Debt Securities
                             (Title of the indenture securities)



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GENERAL


1.  General Information.



    Furnish the following information as to the trustee:



    a. Name and address of each examining or supervising authority to which it is subject.



             i.  Comptroller of the Currency, Administrator of National
             Banks, Southeastern District Office, Atlanta, Georgia

             ii. Federal Reserve Bank of Richmond, 5th District,
             Richmond, Virginia
             (Board of Governors of the Federal Reserve System)

             iii.         Federal Deposit Insurance Corporation,
             Washington, D.C.

    b.   Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.



         None


3.  Defaults by Obligor.

    State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None



    If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of such default.



         None




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    The trustee is not a trustee under another such indenture or with respect to another such series with respect to which there has been a default.



         None



15. Foreign Trustee



    Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.



         Not applicable



16. List of Exhibits


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

 Exhibit T-1           A copy of the Articles of Association of Wachovia Bank of North Carolina,
                       N.A. (formerly Wachovia Bank and Trust Company, N.A.) filed with the
                       Comptroller of the Currency, September 20, 1968, as amended to date;
                       incorporated herein by reference to Exhibit T-1 filed with Form T-1 statement, registration no. 22-24616.



 Exhibit T-2           A copy of the By-laws of Wachovia Bank of North Carolina, N.A., as amended to date; incorporated herein by reference to Exhibit T-2 filed with Form T-1 statement, registration no. 22-24616.



 Exhibit T-3           The consent of the trustee required by Section 321(b) of the Trust
                       Indenture Act of 1939, as amended.




 Exhibit T-4           A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
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                                             NOTE

         Note 1:  All the shares of Wachovia Bank of North Carolina,
N.A. stock are held by Wachovia Corporation.  Wachovia Bank of North
Carolina, N.A. has outstanding 10,272,000 shares of common stock, $5 par value. Wachovia Corporation has outstanding 171,069,908 shares of common stock, $5 par value.

         In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor, or its directors or officers, or an underwriter for the obligor, the undersigned, Wachovia Bank of North Carolina, N.A., has relied upon information furnished to it by the obligor and will rely on information to be furnished by such underwriter.



                                          SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, Wachovia Bank of North Carolina, N.A., a corporation existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Winston-Salem, North Carolina on the 10th day of February, 1995.



                                      Wachovia Bank of North Carolina, N.A.
                                      Trustee





                                      By:  /s/ Robert W. Seifert
                                           ---------------------------------
                                               Robert W. Seifert
                                               Vice President

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                                        EXHIBIT T-3



                                      CONSENT OF TRUSTEE



         Pursuant to the requirements of Section 321(b) of the Trust
Indenture Act of 1939, as amended, in connection with the proposed issuance of debt securities by Cone Mills Corporation, Wachovia Bank of North Carolina, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.





                                   Wachovia Bank of North Carolina, N.A.





                                    By:  /s/ Robert W. Seifert
                                         -----------------------------------
                                             Robert W. Seifert
                                             Vice President

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                            EXHIBIT T-4
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
Legal Title of Bank:  Wachovia Bank of North Carolina, NA               Call Date: 12/31/94 ST-BK: 37-2230  FFIEC 031
Address:              P.O. Box 3099                                                                         Page RC-1
City, State     Zip:  Winston-Salem, NC 27102
FDIC Certificate No.: 00817
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Consolidated Report of Condition for Insured Commercial and State-Chartered
Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

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

                                                                                                               C400       <-

                                                              Dollar Amounts in Thousands     RCFD     Bil Mil Thou


ASSETS                                                                                         ////////////////////

 1. Cash and balances due from depository institutions (from Schedule RC-A):                   ////////////////////

    a. Noninterest-bearing balances and currency and coin(1)....................               0081       1,448,814       1.a.

    b. Interest-bearing balances (2)............................................               0071           1,870       1.b.

 2. Securities:                                                                                ////////////////////

    a. Held-to-maturity securities (from Schedule RC-B, column A)...............               1754       2,666,535       2.a.

    b. Available-for-sale securities (from Schedule RC-B, column D).............               1773       2,483,257       2.b.

 3. Federal funds sold and securities purchased under agreements to resell in                  ////////////////////

    domestic offices of the bank and of its Edge and Agreement subsidiaries,                   ////////////////////

    and in IBFs:                                                                               ////////////////////

    a. Federal funds sold.......................................................               0276       2,217,655       3.a.

    b. Securities purchased under agreements to resell..........................               0277               0       3.b.

 4. Loans and lease financing receivables:                                                      ////////////////////

    a. Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  11,635,719     ////////////////////      4.a.

    b. LESS: Allowance for loan and lease losses....................  RCFD 3123     130,886     ////////////////////      4.b.

    c. LESS: Allocated transfer risk reserve........................  RCFD 3128           0     ////////////////////      4.c.

    d. Loans and leases, net of unearned income,                                                ////////////////////

       allowance, and reserve (item 4.a minus 4.b and 4.c)......................               2125       11,504,833      4.d.

 5. Assets held in trading accounts.............................................               3545          843,609      5.
 6. Premises and fixed assets (including capitalized leases)....................               2145          193,255      6.

 7. Other real estate owned (from Schedule RC-M)................................               2150            6,553      7.

 8. Investments in unconsolidated subsidiaries and associated companies

    (from schedule RC-M)........................................................               2130                0      8.

 9. Customers' liability to this bank on acceptances outstanding................               2155          188,305      9.

10. Intangible assets (from schedule RC-M)......................................               2143            1,384     10.

11. Other assets (from  Schedule RC-F)..........................................               2160          669,293     11.

12. Total assets (sum of items 1 through 11)....................................               2170       22,225,363     12.

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.



                                 11



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
Legal Title of Bank:  Wachovia Bank of North Carolina, NA               Call Date: 12/31/94 ST-BK: 37-2230  FFIEC 031
Address:              P.O. Box 3099                                                                         Page RC-2
City, State     Zip:  Winston-Salem, NC 27102
FDIC Certificate No.: 00817

Schedule RC--Continued

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



                                                              Dollar Amounts in Thousands     ////////// Bil Mil Thou


LIABILITIES                                                                                    ////////////////////

13. Deposits:

    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,               ////////////////////

       part I).................................................................                RCON 2200  10,505,176     13.a.

       (1) Noninterest-bearing (1)................................... RCON 6631  3,017,242     ////////////////////      13.a.(1)

       (2) Interest-bearing.......................................... RCON 6636  7,487,934     ////////////////////      13.a.(2)

    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                     ////////////////////

       Schedule RC-E, part II).................................................                RCFN 2200     660,848     13.b.

       (1) Noninterest-bearing....................................... RCFN 6631      5,143     ////////////////////      13.b.(1)

       (2) Interest-bearing.......................................... RCFN 6636    655,705     ////////////////////      13.b.(2)

14. Federal funds purchased and securities sold under agreements to repurchase                 ////////////////////

    in domestic offices of the bank and of its Edge and Agreement subsidiaries,                ////////////////////

    and in IBFs:                                                                               ////////////////////

    a. Federal funds purchased.................................................                RCFD 0278   3,154,127     14.a.

    b. Securities sold under agreements to repurchase..........................                RCFD 0279   1,255,256     14.b.

15. a. Demand notes issued to the U.S. Treasury................................                RCON 2840     110,643     15.a.

    b. Trading liabilities.....................................................                RCFD 3548       8,947     15.b.

16. Other borrowed money:                                                                      ////////////////////

    a. With original maturity of one year or less..............................                RCFD 2332     669,181     16.a.

    b. With original maturity of more than one year............................                RCFD 2333   3,955,318     16.b.

17. Mortgage indebtedness and obligations under capitalized leases.............                RCFD 2910       1,324     17.

18. Bank's liability on acceptances executed and outstanding...................                RCFD 2920     188,305     18.

19. Subordinated notes and debentures..........................................                RCFD 3200     125,000     19.

20. Other liabilities (from Schedule RC-G).....................................                RCFD 2930     109,697     20.

21. Total liabilities (sum of items 13 through 20).............................                RCFD 2948  20,743,822     21.

                                                                                               ////////////////////

22. Limited-life preferred stock and related surplus...........................                RCFD 3282           0     22.

EQUITY CAPITAL                                                                                 ////////////////////

23. Perpetual preferred stock and related surplus..............................                RCFD 3838           0     23.

24. Common stock...............................................................                RCFD 3230      51,360     24.

25. Surplus (exclude all surplus related to preferred stock)...................                RCFD 3839      99,183     25.

26. a. Undivided profits and capital reserves..................................                RCFD 3632   1,359,940     26.a.

    b. Net unrealized holding gains (losses) on available-for-sale securities..                RCFD 8434     (28,942)    26.b.

27. Cumulative foreign currency translation adjustments........................                RCFD 3284           0     27.

28. Total equity capital (sum of items 23 through 27)..........................                RCFD 3210   1,481,541     28.

29. Total liabilities, limited-life preferred stock, and equity capital                        ////////////////////

    (sum of items 21, 22, and 28)..............................................                RCFD 3300  22,225,363     29.



Memorandum

To be reported only with the March Report of Condition.

 1. Indicate in the box at the right the number of the statement below that

    best describes the most comprehensive level of auditing work performed                                 Number

    for the bank by independent external auditors as of any date during 1993...                RCFD 6724   N/A           M.1.
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1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors

    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.



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